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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 23, 1996


                          SOUTHWEST GAS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              CALIFORNIA                   1-7850             88-0085720
    (State or other jurisdiction of     (Commission       (I.R.S. Employer
    incorporation or organization)      File Number)     Identification No.)

       5241 SPRING MOUNTAIN ROAD
         POST OFFICE BOX 98510
           LAS VEGAS, NEVADA                                  89193-8510
(Address of principal executive offices)                      (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (702) 876-7237






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ITEM 5.  OTHER EVENTS

The following table sets forth the ratios of earnings to fixed charges for
(a) the continuing operations of Southwest Gas Corporation (the Company) and
(b) the continuing operations of the Company adjusted for interest allocated to the discontinued operations of PriMerit Bank.

                                                FOR THE TWELVE              FOR THE YEAR ENDED DECEMBER 31,
                                                 MONTHS ENDED          ----------------------------------------
                                              SEPTEMBER 30, 1996       1995     1994     1993     1992     1991
                                              ------------------       ----     ----     ----     ----     ----
Ratios of earnings to fixed charges (1):
  Continuing operations                              (2)               1.06     1.69     1.47     2.21     1.70
  Adjusted for interest allocated to
   discontinued operations                           (2)               1.05     1.61     1.40     2.03     1.61

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(1)  For purposes of computing the ratios of earnings to fixed charges, earnings are defined as the sum of pretax income from continuing operations plus fixed charges. Fixed charges consist of all interest expense including capitalized interest, preferred securities distributions, one-third of rent expense (which approximates the interest component of such expense), and amortized debt expense.

(2) For the twelve months ended September 30, 1996, pretax earnings from continuing operations were insufficient to cover fixed charges by $784,000. This was primarily due to the record warm temperatures experienced throughout the Company's service areas during the 1995/1996 heating season.

ITEM 7.  EXHIBITS

12.01    Computation of Ratios of Earnings to Fixed Charges.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SOUTHWEST GAS CORPORATION


                                            /s/ EDWARD A. JANOV
Date:  December 23, 1996                 -----------------------------
                                                Edward A. Janov
                                         Vice President/Controller and
                                            Chief Accounting Officer
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